Exhibit 10.14

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (this “Amendment”) is dated for reference purposes only, May 24, 2005, by and between 501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Tenant”), formerly known as NBT Technology, Inc. (“NBT”).

RECITALS:

A. Landlord and NBT entered in a written Office Lease dated January 23, 2003 (the “Original Lease”), for premises (the “Original Premises”) containing approximately 5,587 rentable square feet designated as Suite 410 of the building commonly known as 501 Second Street, San Francisco, California (the “Building”).

B. NBT changed its name to Riverbed Technology, Inc. pursuant to an amendment to its Articles of Incorporation filed with the Delaware Secretary of State on October 16, 2003.

C. Landlord and Tenant entered into that certain First Amendment of Lease dated as of January 16, 2004 (“First Amendment”), pursuant to which Tenant added certain space to the Original Premises (“Additional Space”), on a month to month basis. Tenant is no longer leasing the Additional Space.

D. Landlord and Tenant entered into that certain Second Amendment of Lease dated as of June     , 2004 (“Second Amendment”), pursuant to which Landlord and Tenant extended the Lease Term, and made certain other modifications to the Original Lease. The Original Lease, as amended by the First Amendment and the Second Amendment is referred to herein as the “Existing Lease.”

E. Tenant wishes to add to the Original Premises certain office space on the 3rd floor of the Building designated as Suite 350, containing approximately 8,436 rentable square feet, as shown on Exhibit A attached hereto (the “Expansion Space”), and to make certain other modifications to the Existing Lease.

F. Landlord is willing to agree to such modifications upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Use of Defined Terms: Effective Date.

(a) Defined Terms. Unless otherwise defined herein, the capitalized words and terms used in this Amendment shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as amended by this Amendment, is sometimes referred to herein as the “Lease.”

(b) Effective Date. All provisions of this Amendment shall be effective as of the date of mutual execution and delivery of this Amendment, unless otherwise specified.

2. Expansion Space Commencement Date.

(a) The Lease Term with respect to the Expansion Space shall commence on the date Landlord delivers possession of the Expansion Space to Tenant with Landlord’s Work (as defined below) complete (“Expansion Space Commencement Date”), and shall be coterminous with the Existing Lease, expiring on February 13, 2007. The Expansion Space Commencement Date is estimated to be July 1, 2005. Tenant acknowledges Landlord’s delivery of possession of the Expansion Space is contingent upon the termination of an existing lease for the Expansion Space on terms and conditions satisfactory to Landlord in its sole discretion. If Landlord does not deliver possession of the Expansion Space to Tenant with Landlord’s Work completed on or before July 1, 2005 for any reason, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

(b) Tenant agrees to confirm the Expansion Space Commencement Date by executing and delivering the Confirmation of Dates in the form of Exhibit B attached hereto within ten (10) days after receipt thereof. If Tenant fails to execute and deliver the Confirmation of Dates within said ten (10) day period, the information set forth therein by Landlord shall be binding upon Tenant.

(c) Notwithstanding the foregoing, if the Expansion Space Commencement Date does not occur by August 31, 2005 (the “Expansion Space Delivery Deadline”), Tenant, as its sole remedy, shall have the right to cancel this Amendment by giving written notice of such cancellation to Landlord at any time after the Expansion Space Delivery Deadline and prior to the date Landlord delivers possession of the Expansion Space to Tenant, in which case this Amendment shall be cancelled effective thirty (30) days after Landlord’s receipt of Tenant’s cancellation notice, unless Landlord delivers possession of the Expansion Space to Tenant within said thirty (30) day period. The Expansion Space Delivery Deadline shall be extended by the number of days that Landlord is delayed in delivering possession of the Premises due to any act, neglect, failure or omission of Tenant or any Tenant Parties (as defined in Paragraph 9(b) of the Original Lease) or Force Majeure Delay (as defined in Paragraph 2(b) of the Original Lease). If Tenant cancels this Amendment pursuant to this Section 2(c), Landlord shall refund the amount equal to the Additional Deposit (as defined in Section 10 below), delivered pursuant to Section 10 below, and neither party shall have any further obligations to the other under this Amendment with respect to the Expansion Space.

3. Condition of Expansion Space.

(a) Landlord hereby leases the Expansion Space to Tenant, and Tenant hereby leases the Expansion Space from Landlord, on all of the terms and conditions of the Existing Lease, as modified by this Amendment. The parties agree that for all purposes under the Existing Lease and this Amendment, the rentable area of the Expansion Space shall conclusively be deemed to be 8,436 rentable square feet.

(b) Tenant acknowledges that it has had an opportunity to thoroughly inspect the Expansion Space, and Tenant agrees to accept the Expansion Space in its existing condition, “as is”, without any obligation of Landlord to repair, remodel, improve or alter the Expansion Space, to perform any other construction or other work of improvement in the Expansion Space, or to provide Tenant with any construction or refurbishing allowance, except that prior to the Expansion Space Commencement Date, Landlord, at Landlord’s sole cost and expense, shall patch any damage to walls and/or doorframes in the Expansion Space caused by the previous tenant, clean the existing carpet in the Expansion Space, and touch up the existing paint in the Expansion Space with Building standard paint (“Landlord’s Work”). Tenant’s taking possession of the Expansion Space shall constitute Tenant’s acknowledgement that the Expansion Space is in the condition required hereunder. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Space.

4. Premises. As of the Expansion Space Commencement Date, and so long the Lease shall remain in full force and effect, the term “Premises” as used in the Lease shall mean both the Original Premises and the Expansion Space. Accordingly, effective as of the Expansion Space Commencement Date, the following amendments shall be made:

(a) Paragraph D in the Office Lease Summary of Lease Terms at page (i) of the Original Lease is amended to read as follows:.

D. Floor(s) on which the Premises Situated:	Third Floor
[Paragraph 1(j)]	Fourth Floor

(b) Paragraph E in the Office Lease Summary of Lease Terms at page (i) of the Original Lease is amended to read as follows:

E. Rentable Area of Premises:	14,023
[Paragraph 1(j)]

5. Tenant’s Percentage Share. Effective as of the Expansion Space Commencement Date, Paragraph F in the Office Lease Summary of Lease Terms at page (ii) of the Original Lease is amended to read as follows:

F. Tenant’s Percentage Share:	Original Premises: 2.90%
[Paragraph 1(o)]	Expansion Space: 4.38%

6. Base Expense Year. The Base Expense Year for the Expansion Space is 2005. Effective as of the Expansion Space Commencement Date, Paragraph G in the Office Lease Summary of Lease Terms at page (ii) of the Original Lease is amended to read as follows:

G. Base Expense Year:	Original Premises: Calendar year 2003
[Paragraph 1(b)]	Expansion Space: Calendar year 2005

7. Base Tax Year. The Base Tax Year for the Expansion Space is 2005. Effective as of the Expansion Space Commencement Date, Paragraph H in the Office Lease Summary of Lease Terms at page (ii) of the Lease is amended to read as follows:

H. Base Tax Year: [Paragraph 1(c)]	Original Premises: Calendar year 2003 Expansion Space: Calendar year 2005

8. Basic Rental. Tenant’s obligation to pay Basic Rental for the Expansion Space shall commence on the Expansion Space Commencement Date and shall be paid at the times and in the manner set forth in the Existing Lease. The Basic Rental payable for the Premises shall be in accordance with the schedule set forth below. Accordingly, Paragraph J in the Office Lease Summary of Lease Terms at page (ii) of the Lease is amended to read as follows:

J. Basic Rental: [Paragraph 3(a)]

Original Premises:

Lease Year	Basic Annual Rental/Sq. Ft.	Basic Annual Rental	Basic Monthly Rental
Lease Year 3 (March 1, 2005 – February 28, 2006) and Lease Year 4 (March 1, 2006 – February 13, 2007)	$23.00	$128,501.00	$10,708.42

Expansion Space:

Lease Year	Basic Annual Rental/Sq. Ft	Basic Annual Rental	Basic Monthly Rental
Expansion Space Commencement Date – February 13, 2007	$24.00	$202,464.00	$16,872.00

9. Parking. Effective as of the Expansion Space Commencement Date, Paragraph K in the Office Lease Summary of Lease Terms at page (ii) of the Lease is amended to read as follows:

K. Parking: [Paragraph 24]	Five (5) unreserved parking spaces

10. Security Deposit. Landlord currently holds a Deposit under the Lease in the amount of Twenty-Six Thousand Five Hundred Thirty-Eight Dollars ($26,538.00). Concurrently with the execution of this Amendment, Tenant shall deliver to Landlord the additional sum of Sixteen Thousand Eight Hundred Seventy-Two Dollars ($16,872.00) (“Additional Deposit”), so that the Deposit shall total Forty-Three Thousand Four Hundred Ten Dollars ($43,410.00).

11. Options to Extend. Landlord and Tenant agree that the Extension Options shall apply to the Original Premises as well as the Expansion Space, and that Tenant may only exercise the Extension Options with respect to both the Original Premises and the Expansion Space. Further, Landlord and Tenant acknowledge that the Prevailing Market Rate may differ between the Original Premises and the Expansion Space.

12. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, (a) there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, (b) to Tenant’s knowledge, Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and (c) to Tenant’s knowledge, there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.

13. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker in connection with the negotiation or execution of this Amendment except for BT Commercial Real Estate (“Tenant’s Broker”), and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Tenant, except for Tenant’s Broker, in connection with this Amendment. Landlord shall pay the commission due Tenant’s Broker pursuant to a separate agreement.

14. Miscellaneous.

(a) Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.

(b) To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.

(c) The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant. By executing and delivering this Amendment, Tenant represents and warrants that Tenant has full power and authority to enter into this Amendment; the execution, delivery and performance of this Amendment by Tenant have been duly and validly authorized by all necessary action on the part of Tenant, and all required consents and approvals have been duly obtained; and the person or persons executing this Amendment on behalf of Tenant are authorized to do so. By executing and delivering this Amendment, Landlord represents and warrants that Landlord has full power and authority to enter into this Amendment; the execution, delivery and performance of this Amendment by Landlord have been duly and validly authorized by all necessary action on the part of Landlord, and all required consents and approvals have been duly obtained; and the person or persons executing this Amendment on behalf of Landlord are authorized to do so.

(d) This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. There are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Existing Lease as amended hereby. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Third Amendment of Lease to be executed as of the date first above written.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P.,
a Delaware limited partnership Member

	By:	501 Second Street Management, LLC,
a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC,
a Delaware limited liability company Managing Member

			By:	/s/ Paul Stein

			Name:	Paul Stein

			Title:	Member

TENANT:

RIVERBED TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Randy S. Gottfried

Name:	Randy S. Gottfried

Title:	Chief Financial Officer

By:

Name:

Title:

EXHIBIT B

CONFIRMATION OF DATES

THIS CONFIRMATION OF DATES is entered into as of                     , 2005, by and between 501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”) and RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Tenant”), with respect to that certain Third Amendment of Lease (“Amendment”) dated May      2005, which amends that certain Office Lease (the “Lease”) dated January 23, 2003. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amendment.

In accordance with the Amendment, Landlord and Tenant hereby confirm and agree that the “Expansion Space Commencement Date” is                     .

This Confirmation of Dates supplements, and shall be a part of, the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P.,
a Delaware limited partnership Member

	By:	501 Second Street Management, LLC,
a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC,
a Delaware limited liability company Managing Member

By:

Name:

Title:

Date of Execution: ______________

TENANT:

RIVERBED TECHNOLOGY, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

B-1